News Release

Coterra Energy Reports Third-Quarter 2021 Results and Accelerates Variable Dividend
HOUSTON, November 3, 2021 - Coterra Energy Inc. (NYSE: CTRA) (“Coterra” or the “Company”) today reported third-quarter 2021 financial and operating results. On October 1, 2021, Coterra announced that the merger involving the Company, which previously was named Cabot Oil & Gas Corporation (“Cabot”), and Cimarex Energy Co. (“Cimarex”) was completed. Results discussed within this release represent Coterra or legacy Cabot and exclude amounts related to legacy Cimarex, unless otherwise specified.
Net income for third-quarter 2021 totaled $62.7 million, or $0.16 per share. Adjusted net income (non-GAAP) for third-quarter 2021, excluding certain infrequent and non-cash items, was $207.0 million, or $0.52 per share.

Highlights
•On November 3, 2021, Coterra’s board approved the previously announced 14 percent increase to its annual base common stock dividend to $0.50 per share and an acceleration of its first variable dividend by one quarter. The approved base plus variable quarterly dividend equals $0.30 per share ($0.125 base, $0.175 variable), based on combined legacy Cabot and Cimarex free cash flow for third-quarter 2021, and will be paid on November 24, 2021 to holders of record on November 15, 2021.
•On October 4, 2021, Coterra’s board declared a special cash dividend of $0.50 per share; paid to shareholders on October 22, 2021.
•Legacy Cabot generated net cash provided by operating activities of $245.2 million in third-quarter 2021.
•Discretionary cash flow from legacy Cabot for third-quarter 2021 totaled $308.8 million (non-GAAP), inclusive of merger-related costs.
•Combined Cabot and Cimarex free cash flow generation totaled $387.3 million (non-GAAP) in the period, inclusive of merger-related costs totaling $100.1 million.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as reconciliations of these measures to the associated GAAP measures.
Thomas E. Jorden, Chief Executive Officer and President, commented, "Today is just a first look at the power of Coterra’s assets, financial strength, and commitment to peer-leading shareholder returns. Our strong operational performance in the third quarter can be attributed to our employees, who worked diligently to execute on both legacy company plans.”
“Given the strong combined free cash flow generation in the third quarter, the improvement in commodity prices, and our disciplined capital allocation, we are confident in accelerating our first variable dividend by one quarter. We are proud to begin delivering competitive returns to our shareholders.”

Third-Quarter 2021 Summary
Third-quarter 2021 daily natural gas production from legacy Cabot was 2,363 million cubic feet per day (MMcfpd), approximately two percent above the high-end of third-quarter guidance.

Legacy Cabot's average realized price for natural gas for third-quarter 2021, excluding the effect of commodity derivatives, was $2.95 per thousand cubic feet (Mcf), compared to $1.51 per Mcf for the corresponding period a year ago.
Legacy Cimarex third-quarter 2021 oil production totaled 81.5 thousand barrels per day (MBopd). Total production for the quarter averaged 251.2 thousand barrels of oil equivalent per day (MBoepd).
Legacy Cimarex’s average realized prices for oil, natural gas and NGLs for third-quarter 2021, excluding the effect of commodity derivatives, was $68.49 per barrel (Bbl), $3.69 per Mcf, and $31.17 per Bbl, respectively.

Generated Strong Cash Flow
For third-quarter 2021, Legacy Cabot reported net cash provided by operating activities of $245.2 million. Discretionary cash flow (non-GAAP), inclusive of merger-related costs, was $308.8 million and free cash flow (non-GAAP) for third-quarter 2021 totaled $124.7 million, inclusive of merger-related costs.
Legacy Cabot incurred a total of $170.9 million of capital expenditures in third-quarter 2021, including $163.9 million of drilling and completion capital.
Legacy Cimarex’s incurred capital expenditures in third-quarter 2021, excluding capitalized expenses, totaled $165.5 million and included $159.4 million in drilling and completion capital. Free cash flow generated by legacy Cimarex was $262.6 million (non-GAAP), inclusive of merger-related costs.
The combined free cash flow generated in third-quarter 2021 totaled $387.3 million (non-GAAP), and included $100.1 million of merger-related expenses.

Strong Financial Position
Legacy Cabot repaid its $100.0 million of 3.24% senior notes in September, reducing its principal long-term debt to $949.0 million, and exited the third-quarter with no debt outstanding under its revolving credit facility and a cash balance of $76.3 million.
Coterra, on a combined basis, exited the third-quarter 2021 with a cash balance of $1.1 billion and principal long-term debt of $2.9 billion, before adjustments for purchase accounting. The Company has no substantial debt maturities until 2024.
Following the merger close, Coterra received investment grade credit ratings from Fitch (BBB), Moody’s (Baa3) and S&P (BBB).

Accelerating Returns to Shareholders
Coterra’s Board of Directors today declared a base plus variable dividend of $0.30 per share, reflecting a $0.125 per share base component and a variable component of $0.175 per share, on the Company’s common stock. The combined base plus variable dividend represents 63 percent of combined third-quarter 2021 free cash flow. The combined base and variable dividend is payable on November 24, 2021, to shareholders of record as of the close of business on November 15, 2021. This variable dividend announcement is an acceleration of the Company’s previous first payment target of first-quarter 2022. The recent improvement in commodity prices, strong third-quarter 2021 performance, and the Company’s balance sheet strength provides the Company with capacity and confidence to accelerate cash returns to shareholders.

Outlook
The Company is providing fourth-quarter 2021 guidance which fully incorporates legacy Cimarex operations. Coterra expects fourth-quarter 2021 total equivalent production to average 665 to 690 MBoepd. Gas production for the total company is expected to average between 3,060 and 3,150 MMcfpd. Oil production is expected to average 86 to 90 MBopd, the midpoint representing 30 percent year-over-year growth from legacy Cimarex’s fourth-quarter 2020 oil production of 67.8 MBopd.
Coterra is currently running five rigs and two completion crews in the Permian Basin and two rigs and two completion crews in the Marcellus Shale. Coterra plans to average four completion crews during the fourth quarter of 2021, and expects to incur between $245 and $275 million of capital expenditures.
Additional guidance can be found in the 3Q21 Earnings presentation posted this morning on the “Events & Presentations” page under the “Investors” section of the Company’s website at www.coterra.com. Coterra intends to provide a detailed 2022 outlook in early 2022.

Committed to Sustainability and ESG Leadership
Coterra is committed to environmental stewardship, sustainable practices, and strong corporate governance. The Company has established board-level oversight of ESG performance and programs. The Company also has formed a management-led sustainability group, tasked with continued environmental performance improvement.
Coterra has committed to publishing a sustainability report aligned with SASB and TCFD reporting standards. The Company’s ESG disclosures and performance data from legacy companies Cabot and Cimarex are available under the “A Sustainable Future” section of its website at www.coterra.com.

Third-Quarter 2021 Conference Call
Coterra will host a conference call today, Wednesday, November 3, 2021, at 8:30 AM CT (9:30 AM ET), to discuss third-quarter 2021 financial and operational results.

Conference Call Information
Date: Wednesday, November 3, 2021
Time: 9:30 AM ET / 8:30 AM CT
Dial-in (for callers in the U.S.): (866) 367-3053
Dial-in (for callers in Canada): (855) 669-9657
International dial-in: (412) 902-4216

The live audio webcast and related earnings presentation can be accessed on the "Events & Presentations" page under the "Investors" section of the Company's website at www.coterra.com. The webcast will be archived and available at the same location after the conclusion of the live event.

About Coterra Energy
Coterra, headquartered in Houston, Texas, is a premier, diversified energy company with focused operations in the Permian Basin, Marcellus Shale and Anadarko Basin. We strive to be a leading producer, delivering returns with a commitment to sustainability leadership. Learn more about us at www.coterra.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws. Words such as anticipates, believes, expects, intends, plans, outlook, will, should, may and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Coterra's current views about future events. Such forward-looking statements include, but are not limited to, statements about returns to shareholders, enhanced shareholder value, future financial and operating performance and goals and commitment to sustainability and ESG leadership. No assurances can be given that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk that the recently combined businesses will not integrate successfully; the risk that the cost savings and any other synergies may not be fully realized or may take longer to realize than expected; the effect of future regulatory or legislative actions, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring, seismicity, produced water disposal, or other oil and natural gas development activities; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration-related issues; the volatility in commodity prices for crude oil and natural gas; the continuing effects of the COVID-19 pandemic and the impact thereof on Coterra’s business, financial condition and results of operations; actions by, or disputes among or between, the Organization of Petroleum Exporting Countries and other producer countries; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental risks; drilling and operating risks; exploration and development risks; competition; the ability of management to execute its plans to meet its goals; and other risks inherent in Coterra's businesses. In addition, the declaration and payment of any future dividends, whether regular base quarterly dividends, variable dividends or special dividends, will depend on Coterra's financial results, cash requirements, future prospects and other factors deemed relevant by Coterra's board of directors. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to: Coterra's and Cimarex’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, which are available on Coterra's website at www.coterra.com and on the SEC’s website at www.sec.gov.
Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Coterra does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact
Daniel Guffey 303.285.4901

Operational Data – Legacy Cabot
The tables below provide a summary of legacy Cabot production volumes, price realizations, unit costs and operational activity for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
PRODUCTION VOLUMES
Natural gas (Bcf)	217.4	221.4	623.9	639.2
Equivalent production (Bcfe)	217.4	221.4	623.9	639.2
Daily equivalent production (MMcfepd)	2,363	2,406	2,285	2,333

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$2.65	$1.57	$2.35	$1.60
Natural gas, excluding hedges ($/Mcf)	$2.95	$1.51	$2.45	$1.55

AVERAGE UNIT COSTS ($/Mcfe)(1)
Direct operations	$0.10	$0.09	$0.09	$0.09
Transportation and gathering	0.68	0.66	0.67	0.67
Taxes other than income	0.04	0.02	0.03	0.02
Exploration	0.02	0.02	0.01	0.02
Depreciation, depletion and amortization	0.45	0.45	0.45	0.46
General and administrative (excluding stock-based compensation and merger-related costs)	0.07	0.06	0.07	0.07
Stock-based compensation	0.05	0.05	0.04	0.06
Merger-related costs	0.18	—	0.07	—
Interest expense	0.06	0.06	0.06	0.07
	$1.64	$1.41	$1.50	$1.44

WELLS DRILLED (2)
Gross	17	14	73	55
Net	17.0	13.0	70.1	49.2

WELLS COMPLETED (2)
Gross	30	22	71	71
Net	30.0	18.1	67.1	62.3

1. Total unit cost may differ from the sum of the individual costs due to rounding.
2. Wells drilled represents wells drilled to total depth during the period. Wells completed includes wells completed during the period, regardless of when they were drilled.

Condensed Consolidated Statement of Operations (Unaudited) – Legacy Cabot

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share amounts)	2021	2020	2021	2020
OPERATING REVENUES
Natural gas	$641,625	$333,256	$1,526,202	$991,882
(Loss) gain on derivative instruments	(201,282)	(42,253)	(301,641)	17,783
Other	53	38	182	181
	440,396	291,041	1,224,743	1,009,846
OPERATING EXPENSES
Direct operations	21,354	20,197	54,384	54,864
Transportation and gathering	148,794	146,982	418,984	425,563
Taxes other than income	8,207	3,615	17,195	10,705
Exploration	3,998	3,900	8,993	10,669
Depreciation, depletion and amortization	97,289	99,649	282,986	294,406
General and administrative (excluding stock-based compensation and merger-related costs)(1)	14,724	12,890	44,744	44,901
Stock-based compensation(2)	10,276	11,372	26,273	35,956
Merger-related costs	40,098	—	46,273	—
	344,740	298,605	899,832	877,064
Loss on equity method investments	—	—	—	(59)
Gain (loss) on sale of assets	184	31	275	(139)
INCOME (LOSS) FROM OPERATIONS	95,840	(7,533)	325,186	132,584
Interest expense, net	12,577	14,389	37,512	43,143
Other expense	47	57	139	171
Income (loss) before income taxes	83,216	(21,979)	287,535	89,270
Income tax expense (benefit)	20,502	(7,018)	68,003	19,947
NET INCOME (LOSS)	$62,714	$(14,961)	$219,532	$69,323
Earnings (loss) per share - Basic	$0.16	$(0.04)	$0.55	$0.17
Weighted-average common shares outstanding	399,664	398,580	399,459	398,500

1. Includes severance expense of $2.4 million for the nine months ended September 30, 2021 related to early retirements under legacy Cabot’s 2021 Early Retirement Program.
2. Includes the impact of performance share awards and restricted stock.

Condensed Consolidated Balance Sheet (Unaudited) – Legacy Cabot

(In thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets	$442,723	$415,715
Properties and equipment, net (successful efforts method)	4,225,914	4,044,606
Other assets	62,060	63,211
	$4,730,697	$4,523,532
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$466,010	$202,226
Current portion of long-term debt	—	188,000
Long-term debt, net (excluding current maturities)	946,509	945,924
Deferred income taxes	790,604	774,195
Other liabilities	201,462	197,480
Stockholders' equity	2,326,112	2,215,707
	$4,730,697	$4,523,532

Condensed Consolidated Statement of Cash Flows (Unaudited) – Legacy Cabot

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$62,714	$(14,961)	$219,532	$69,323
Depreciation, depletion and amortization	97,289	99,649	282,986	294,406
Deferred income tax expense (benefit)	1,834	(5,576)	16,529	46,513
(Gain) loss on sale of assets	(184)	(31)	(275)	139
Exploratory dry hole cost	—	—	—	2,011
Loss (gain) on derivative instruments	201,282	42,253	301,641	(17,783)
Net cash (paid) received in settlement of derivative instruments	(64,351)	14,106	(61,302)	33,529
Stock-based compensation and other	9,557	10,741	24,259	34,204
Income charges not requiring cash	708	733	2,132	2,293
Changes in assets and liabilities	(63,655)	(17,854)	(70,839)	5,758
Net cash provided by operating activities	245,194	129,060	714,663	470,393

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(184,101)	(147,239)	(459,040)	(478,422)
Proceeds from sale of assets	207	60	319	335
Investment in equity method investments	—	—	—	(35)
Proceeds from sale of equity method investments	—	—	—	(9,424)
Net cash used in investing activities	(183,894)	(147,179)	(458,721)	(487,546)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) of debt	(100,000)	(59,000)	(188,000)	(59,000)
Dividends paid	(43,963)	(39,857)	(127,813)	(119,532)
Tax withholdings on vesting of stock awards	—	(18)	(5,569)	(6,350)
Net cash used in financing activities	(143,963)	(98,875)	(321,382)	(184,882)
Net decrease in cash, cash equivalents and restricted cash	$(82,663)	$(116,994)	$(65,440)	$(202,035)

Supplemental Non-GAAP Financial Measures (Unaudited)
We report our financial results in accordance with accounting principles generally accepted in the United States
(GAAP). However, we believe certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results and results of prior periods. In addition, we believe these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations below that compare GAAP financial measures to non-GAAP financial measures for the periods indicated.
We have also included herein certain forward-looking non-GAAP financial measures. Due to the forward-looking nature of these non-GAAP financial measures, we cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future impairments and future changes in capital. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures. Reconciling items in future periods could be significant.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share – Legacy Cabot
Adjusted Net Income and Adjusted Earnings per Share are presented based on our management’s belief that these non-GAAP measures enable a user of financial information to understand the impact of identified adjustments on reported results. Adjusted Net Income is defined as net income plus gain and loss on sale of assets, non-cash gain and loss on derivative instruments, stock-based compensation expense, severance expense, merger-related costs and tax effect on selected items. Adjusted Earnings per Share is defined as Adjusted Net Income divided by weighted-average common shares outstanding. Additionally, our management believes these measures provide beneficial comparisons to similarly adjusted measurements of prior periods and uses these measures for that purpose. Adjusted Net Income and Adjusted Earnings per Share are not measures of financial performance under GAAP and should not be considered as alternatives to net income and earnings per share, as defined by GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
As reported - net income (loss)	$62,714	$(14,961)	$219,532	$69,323
Reversal of selected items:
(Gain) loss on sale of assets	(184)	(31)	(275)	139
Loss on derivative instruments(1)	136,931	56,359	240,339	15,746
Stock-based compensation expense	10,276	11,372	26,273	35,956
Severance expense	—	—	2,376	—
Merger-related costs	40,098	—	46,273	—
Tax effect on selected items	(42,874)	(15,442)	(72,171)	(11,825)
Adjusted net income	$206,961	$37,297	$462,347	$109,339
As reported - earnings (loss) per share	$0.16	$(0.04)	$0.55	$0.17
Per share impact of selected items	0.36	0.13	0.61	0.10
Adjusted earnings per share	$0.52	$0.09	$1.16	$0.27
Weighted-average common shares outstanding	399,664	398,580	399,459	398,500

1. This amount represents the non-cash mark-to-market changes of commodity derivative instruments recorded in (Loss) gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Reconciliation of Discretionary Cash Flow and Free Cash Flow – Legacy Cabot
Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by our management for that purpose. Discretionary Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.
Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures and investment in equity method investments. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$245,194	$129,060	$714,663	$470,393
Changes in assets and liabilities	63,655	17,854	70,839	(5,758)
Discretionary cash flow(1)	308,849	146,914	785,502	464,635
Cash paid for capital expenditures	(184,101)	(147,239)	(459,040)	(478,422)
Investment in equity method investments	—	—	—	(35)
Free cash flow(1)	$124,748	$(325)	$326,462	$(13,822)

1. Includes merger-related expenses in 2021

Reconciliation of EBITDAX – Legacy Cabot
EBITDAX is defined as net income plus interest expense, other expense, income tax expense and benefit, depreciation, depletion, and amortization (including impairments), exploration expense, gain and loss on sale of assets, non-cash gain and loss on derivative instruments, earnings and loss on equity method investments, stock-based compensation expense and merger-related costs. EBITDAX is presented on our management’s belief that this non-GAAP measure is useful information to investors when evaluating our ability to internally fund exploration and development activities and to service or incur debt without regard to financial or capital structure. Our management uses EBITDAX for that purpose. EBITDAX is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Net income (loss)	$62,714	$(14,961)	$219,532	$69,323
Plus (less):
Interest expense, net	12,577	14,389	37,512	43,143
Other expense	47	57	139	171
Income tax expense (benefit)	20,502	(7,018)	68,003	19,947
Depreciation, depletion and amortization	97,289	99,649	282,986	294,406
Exploration	3,998	3,900	8,993	10,669
(Gain) loss on sale of assets	(184)	(31)	(275)	139
Loss on derivative instruments(1)	136,931	56,359	240,339	15,746
Loss on equity method investments	—	—	—	59
Stock-based compensation	10,276	11,372	26,273	35,956
Merger-related costs	40,098	—	46,273	—
EBITDAX	$384,248	$163,716	$929,775	$489,559

1. This amount represents the non-cash mark-to-market changes of commodity derivative instruments recorded in (Loss) gain on derivative instruments in the Condensed Consolidated Statement of Operations.

Reconciliation of Net Debt – Legacy Cabot
The total debt to total capitalization ratio is calculated by dividing total debt by the sum of total debt and total stockholders’ equity. This ratio is a measurement which is presented in our annual and interim filings and our management believes this ratio is useful to investors in assessing our leverage. Net Debt is calculated by subtracting cash and cash equivalents from total debt. The Net Debt to Adjusted Capitalization ratio is calculated by dividing Net Debt by the sum of Net Debt and total stockholders’ equity. Net Debt and the Net Debt to Adjusted Capitalization ratio are non-GAAP measures which our management believes are also useful to investors when assessing our leverage since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire debt. Our management uses these measures for that purpose. Additionally, as our planned expenditures are not expected to result in additional debt, our management believes it is appropriate to apply cash and cash equivalents to reduce debt in calculating the Net Debt to Adjusted Capitalization ratio.

(In thousands)	September 30, 2021	December 31, 2020
Current portion of long-term debt	$—	$188,000
Long-term debt, net	946,509	945,924
Total debt	$946,509	$1,133,924
Stockholders’ equity	2,326,112	2,215,707
Total capitalization	$3,272,621	$3,349,631

Total debt	$946,509	$1,133,924
Less: Cash and cash equivalents	(76,270)	(140,113)
Net debt	$870,239	$993,811

Net debt	$870,239	$993,811
Stockholders’ equity	2,326,112	2,215,707
Total adjusted capitalization	$3,196,351	$3,209,518

Total debt to total capitalization ratio	28.9%	33.9%
Less: Impact of cash and cash equivalents	1.7%	2.9%
Net debt to adjusted capitalization ratio	27.2%	31.0%

Capital Expenditures – Legacy Cabot

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Cash paid for capital expenditures	$184,101	$147,239	$459,040	$478,422
Change in accrued capital costs	(13,223)	(18,883)	1,899	(12,486)
Exploratory dry hole costs	—	—	—	(2,011)
Capital expenditures	$170,878	$128,356	$460,939	$463,925

Reconciliation of Discretionary Cash Flow and Free Cash Flow – Legacy Cimarex
Discretionary Cash Flow is defined as net cash provided by operating activities excluding changes in assets and liabilities. Discretionary Cash Flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate available cash to internally fund exploration and development activities, return capital to shareholders through dividends and share repurchases, and service debt and is used by our management for that purpose. Discretionary Cash Flow is presented for legacy Cimarex based on our management’s belief that this non-GAAP measure is useful information to investors when comparing legacy Cimarex’s cash flows with the cash flows of other companies that use the successful efforts method of accounting for oil and gas produced activities or have different financing and capital structures or tax rates. Discretionary Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities or net income, as defined by GAAP, or as a measure of liquidity.
Free Cash Flow is defined as Discretionary Cash Flow less cash paid for capital expenditures. Free Cash Flow is an indicator of a company’s ability to generate cash flow after spending the money required to maintain or expand its asset base, and is used by our management for that purpose. Free Cash Flow is presented based on our management’s belief that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. Free Cash Flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or net income, as defined by GAAP, or as a measure of liquidity.
Legacy Cimarex operated under the full cost accounting method, unlike legacy Cabot, now Coterra, which operates under the successful efforts accounting method. This difference in accounting methodologies leads to differences in the calculation of company financials and the figures below should not be relied on to predict future performance of the combined business, which operates under the successful efforts accounting method.

(In thousands)	Three Months Ended September 30, 2021
Net cash provided by operating activities	$488,196 $ 129,060
Changes in assets and liabilities	1,505
Discretionary cash flow(1)	489,701 146,914
Cash paid for capital expenditures	(227,136) —
Free cash flow(1)	$262,565 $ (325)

1. Includes merger-related expenses

Reconciliation of Combined Free Cash Flow
Legacy Cimarex operated under the full cost accounting method, unlike legacy Cabot, now Coterra, which operates under the successful efforts accounting method. This difference in accounting methodologies leads to differences in the calculation of company financials and the figures below should not be relied on to predict future performance of the combined business, which operates under the successful efforts accounting method. Discretionary Cash Flow and cash paid for capital expenditures are not comparable measures due to the difference in accounting methodologies.

Three Months Ended September 30, 2021

(In thousands)	Legacy Cabot(1)	Legacy Cimarex(2)	Combined
Discretionary cash flow	$ 308,849	$ 489,701	-
Cash paid for capital expenditures	(184,101)	(227,136)	-
Free cash flow(3)	$ 124,748	$ 262,565	$ 387,313

1. Successful efforts accounting method
2. Full cost accounting method
3. Includes $100.1 million of merger-related expenses

Variable Dividend Calculation

Three Months Ended September 30, 2021
(In thousands)

Combined free cash flow(1)	$ 387,313
63% pay out (Board Discretion: 50% plus)	63%
Quarterly return to shareholders	243,064
Quarterly base dividend ($0.125 per share)	101,277
Variable cash dividend ($0.175 per share)	$ 141,787

1. Includes $100.1 million of merger-related expenses

Operational Data – Legacy Cimarex
The tables below provide a summary of legacy Cimarex production volumes, price realizations and operational activity by region for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
PRODUCTION VOLUMES

Permian Basin
Natural gas (Bcf)	37.5	35.0	104.4	113.9
Oil (MMBbl)	6.9	5.8	18.4	19.3
NGL (MMBbl)	4.8	5.0	12.6	13.7
Equivalent production (MMBoe)	17.9	16.6	48.4	52.0
Daily equivalent production (MBoepd)	195.0	180.3	177.3	189.8

Anadarko Basin
Natural gas (Bcf)	16.0	20.4	52.5	64.3
Oil (MMBbl)	0.6	0.8	1.8	2.5
NGL (MMBbl)	1.8	2.1	5.4	6.0
Equivalent production (MMBoe)	5.1	6.3	16.0	19.2
Daily equivalent production (MBoepd)	55.8	68.8	58.4	70.1

Legacy Cimarex
Natural gas (Bcf)	53.6	55.5	157.2	178.4
Oil (MMBbl)	7.5	6.6	20.3	21.8
NGL (MMBbl)	6.7	7.1	18.0	19.7
Equivalent production (MMBoe)	23.1	22.9	64.5	71.3
Daily equivalent production (MBoepd)	251.2	249.4	236.1	260.2

	Three Months Ended September 30,		Nine Months Ended September 30,

	2021	2020	2021	2020
AVERAGE SALES PRICE (excluding hedges)

Permian Basin
Natural gas ($/Mcf)	3.58	0.83	3.31	0.50
Oil ($/Bbl)	68.43	38.22	63.23	34.46
NGL ($/Bbl)	30.70	10.17	25.44	8.68

Anadarko Basin
Natural gas ($/Mcf)	3.95	1.67	3.69	1.48
Oil ($/Bbl)	69.09	35.87	63.15	33.09
NGL ($/Bbl)	32.40	12.59	27.08	11.38

Legacy Cimarex
Natural gas ($/Mcf)	3.69	1.14	3.44	0.85
Oil ($/Bbl)	68.49	37.94	63.21	34.31
NGL ($/Bbl)	31.17	10.89	25.93	9.50

WELLS ON PRODUCTION

Gross
Permian Basin	55	7	107	59
Anadarko Basin	10	4	24	43
	65	11	131	102

Net
Permian Basin	25.1	1.4	53.8	32.3
Anadarko Basin	4.9	nil	5.4	1.7
	30.0	1.4	59.2	34.0